UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2020

NetPay International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-214549	81-2805555
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

2 Hamanofim St.,
Herzliya Pituach 4672562
Israel
(Address of principal executive offices and Zip Code)

+972-3-612-6966
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 27, 2020, the Board of Directors of the Registrant approved the appointment of Ms. Limor Mamon, the Registrant’s Chief Financial Officer, to the Registrant’s Board of Directors.

Ms. Mamon, age 50, has served as the Chief Financial Officer of the Registrant since August 29, 2018. Since 2009, Ms. Mamon has served as Chief Financial Officer of Netpay Europe, a payment services provider that has been providing secure and safe credit card clearing services since 1997.

Ms. Mamon earned a B.A. in Finance and Accounting from Tel Aviv University.

Ms. Mamon will not receive any compensation from the Registrant for serving as a Director.

There are no family relationships between any of the Directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETPAY INTERNATIONAL, INC.

	By	/S/ ALON ELBAZ
	Name:	Alon Elbaz
	Title:	President and Chief Executive Officer

Date: January 28, 2020